Exhibit 99

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G with respect to the Ordinary Shares beneficially owned by each of them of Prosensa Holding N.V. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 12th day of February, 2014.

LSP Prosensa Pooling B.V.

By:	LSP III Management B.V.	By:	LSP IV Management B.V.
Title:	Managing Director	Title:	Managing Director

By:	/s/ M. Kleijwegt and R.R. Kuijten	By:	/s/ M. Kleijwegt and R.R. Kuijten
Name:	M. Kleijwegt and R.R. Kuijten	Name:	M. Kleijwegt and R.R. Kuijten
Title:	Managing Directors	Title:	Managing Directors

LSP III Omni Investment Coöperatief U.A.

By:	LSP III Management B.V.
Title:	Managing Director

By:	/s/ M. Kleijwegt and R.R. Kuijten
Name:	M. Kleijwegt and R.R. Kuijten
Title:	Managing Directors

LSP III Management B.V.

By:	/s/ M. Kleijwegt and R.R. Kuijten
Name:	M. Kleijwegt and R.R. Kuijten
Title:	Managing Directors

Coöperatief LSP IV U.A .

By:	LSP IV Management B.V.
Title:	Managing Director

By:	/s/ M. Kleijwegt and R.R. Kuijten
Name:	M. Kleijwegt and R.R. Kuijten
Title:	Managing Directors

LSP IV Management B.V.

By:	/s/ M. Kleijwegt and R.R. Kuijten
Name:	M. Kleijwegt and R.R. Kuijten
Title:	Managing Directors